                                                      REGISTRATION NO. 333-11397

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                        Post-Effective Amendment No. 1 to
                                    FORM S-3



                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       UNITED ASSET MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2714625
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

      ONE INTERNATIONAL PLACE, BOSTON, MASSACHUSETTS 02110, (617) 330-8900
--------------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

       Joseph R. Ramrath, Esq., Senior Vice President and General Counsel
                       United Asset Management Corporation
      ONE INTERNATIONAL PLACE, BOSTON, MASSACHUSETTS 02110, (617) 330-8900
--------------------------------------------------------------------------------
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                    Copy to:

                    Terrence W. Mahoney, Esq., Hill & Barlow,
      ONE INTERNATIONAL PLACE, BOSTON, MASSACHUSETTS 02110, (617) 428-3000
--------------------------------------------------------------------------------
        Approximate date of commencement of proposed sale to the public:
                               September 4, 1996

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
             REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-11397)

                       UNITED ASSET MANAGEMENT CORPORATION

         This Registration Statement on Form S-3 (Registration No. 333-11397) (the "Registration Statement") registered 5,858,903 shares of Common Stock, par value $0.01 per share (the "Shares"), of United Asset Management Corporation (the "Company"). A total of 3,624,980 Shares were sold pursuant to the Registration Statement.

         Pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking A(3) contained in Part II of this Registration Statement, the Company hereby deregisters the 2,233,923 Shares registered under the Registration Statement which were not sold in the offering and hereby terminates the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on March 15, 2000.

                                        UNITED ASSET MANAGEMENT
                                        CORPORATION
                                        (Registrant)




                                        By: /s/  William H. Park
                                            -----------------------------
                                            William H. Park,
                                            Executive Vice President and
                                            Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                   Signature                              Title                             Date
                   ---------                              -----                             ----


                     *                            Chairman and Chief                     March 15, 2000
--------------------------------------------      Executive Officer, Director
Norton H. Reamer



/s/ William H. Park                               Executive Vice President and           March 15, 2000
-----------------------------------               Chief Financial Officer
William H. Park                                   (principal accounting officer)




                     *                            Director                               March 15, 2000
--------------------------------------------
Harold J. Baxter



                                                  Director                               March ____ , 2000
--------------------------------------------
Francis Finlay



                     *                            Director                               March 15, 2000
--------------------------------------------
Robert J. Greenebaum



                                                  Director                               March ____ , 2000
--------------------------------------------
George E. Handtmann, III



                                                  Director                               March ____ , 2000
--------------------------------------------
Beverly L. Hamilton


                     *                            Director                               March 15, 2000
--------------------------------------------
Jay O. Light



                     *                            Director                               March 15, 2000
--------------------------------------------
David I. Russell



                     *                            Director                               March 15, 2000
--------------------------------------------
Philip Scaturro



                     *                            Director                               March 15, 2000
--------------------------------------------
John A. Shane



                     *                            Director                               March 15, 2000
--------------------------------------------
Barbara S. Thomas


DATE:  March 15, 2000



*By:  /s/ William H. Park
      ---------------------------------
      William H. Park, Attorney-in-fact